Exhibit 99.2

Advance Auto Parts Announces Proposed Senior Notes Offering

RALEIGH, N.C. (July 24, 2025) — Advance Auto Parts, Inc. (NYSE: AAP), a leading automotive aftermarket parts provider in North America that serves both professional installer and do-it-yourself customers (“Advance” or the “Company”), announced today that it has launched an aggregate principal amount of $1,500 million senior unsecured notes offering consisting of two tranches of notes due 2030 and 2033 (together, the “Notes”) in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”). The Notes will be guaranteed by each of Advance’s wholly-owned domestic subsidiaries that are expected to guarantee its ABL Facility (as defined below) and each of Advance’s domestic subsidiaries that in the future guarantees its ABL Facility or certain other indebtedness.

Substantially concurrently with the closing of the notes offering, Advance expects to enter into a new asset-based loan revolving credit facility (the “ABL Facility”) to replace its existing credit facility. The ABL Facility will provide for a five-year senior secured first lien asset-based revolving credit facility of up to $1,000 million with an expected uncommitted accordion feature, subject to a borrowing base thereunder.

Advance intends to use a portion of the net proceeds from the Notes to redeem all of its outstanding 5.90% Senior Notes due March 9, 2026 (the “2026 Notes”) and for general corporate purposes. In addition, a portion of the net proceeds from the offering, together with cash on hand, is expected to be contributed as qualified cash to the initial borrowing base for the ABL Facility in an initial amount not to exceed $2.5 billion. There can be no assurance that the offering of the Notes or the ABL Facility will be completed. For the avoidance of doubt, this press release does not constitute a redemption notice or an offer to redeem or sell any of the 2026 Notes.

The Notes and the related guarantees have not been and will not be registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act. The Notes and the related guarantees will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S.

About Advance Auto Parts

Advance Auto Parts, Inc. is a leading automotive aftermarket parts provider that serves both professional installers and do-it-yourself customers. As of April 19, 2025, Advance operated 4,285 stores primarily within the United States, with additional locations in Canada, Puerto Rico, and the U.S. Virgin Islands. The company also served 881 independently owned Carquest branded stores across these locations in addition to Mexico and various Caribbean islands.

No Offer or Solicitation

This press release is not an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

Certain statements herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually identifiable by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast, “guidance,” “intend,” “likely,” “may,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “should,” “strategy,” “target,” “will,” or similar language. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements about the proposed Notes offering, the refinancing of the Company’s existing credit facility with the planned ABL Facility, the redemption of the 2026 Notes with a portion of the net proceeds of the offering and the other expected use of proceeds. Forward-looking statements reflect the Company’s views based on historical results, current information and assumptions related to future developments. Except as may be required by law, the Company undertakes no obligation to update any forward-looking statements made herein. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements. Please refer to “Item 1A. Risk Factors” of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as updated by the Company’s subsequent filings with the SEC, for a description of these and other risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements.

Investor Relations Contact:	Media Contact:

Lavesh Hemnani	Nicole Ducouer
T: (919) 227-5466	T: (984) 389-7207
E: invrelations@advanceautoparts.com	E: AAPcommunications@advance-auto.com